Exhibit 99.1

Bio-Path Holdings to Host Virtual Key Opinion Leader Event to Discuss Prexigebersen and Advances in the Treatment Landscape for Acute Myeloid Leukemia

Conference call to be held on Monday, October 30, 2023 at 9:30 a.m. ET

HOUSTON – October 24, 2023 – Bio-Path Holdings, Inc., (NASDAQ: BPTH) a biotechnology company leveraging its proprietary DNAbilize® antisense RNAi nanoparticle technology to develop a portfolio of targeted nucleic acid cancer drugs, today announced it will host a virtual key opinion leader event to highlight the prexigebersen program and discuss advances in the treatment landscape for acute myeloid leukemia (AML). The conference call will be held on Monday, October 30, 2023 at 9:00 a.m. ET.

The event will be hosted by Peter Nielsen, Chief Executive Officer of Bio-Path, and will feature presentations and discussion with:

●	Jorge Cortes, M.D., Director, Georgia Cancer Center, Augusta University
●	Maro Ohanian, D.O., Department of Leukemia, Division of Cancer Medicine, MD Anderson Cancer Center

To access the live conference call, please call (833) 630-1956 (domestic) or (412) 317-1837 (international) at least five minutes prior to the start time. A live audio webcast of the call will also be available on the Presentations section of the Company’s website, www.biopathholdings.com. An archived webcast will be available on the Bio-Path website approximately two hours after the event.

About Bio-Path Holdings, Inc.

Bio-Path is a biotechnology company developing DNAbilize®, a novel technology that has yielded a pipeline of RNAi nanoparticle drugs that can be administered with a simple intravenous transfusion. Bio-Path’s lead product candidate, prexigebersen (BP1001, targeting the Grb2 protein), is in a Phase 2 study for blood cancers, and BP1001-A, a drug product modification of prexigebersen, is in a Phase 1 study for solid tumors. The Company’s second product, BP1002, which targets the Bcl-2 protein, is being evaluated for the treatment of blood cancers and solid tumors, including lymphoma and acute myeloid leukemia. In addition, an IND application is expected to be filed for BP1003, a novel liposome-incorporated STAT3 antisense oligodeoxynucleotide developed by Bio-Path as a specific inhibitor of STAT3.

For more information, please visit the Company's website at http://www.biopathholdings.com.

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Contact Information:

Investors

Will O’Connor

Stern Investor Relations

212-362-1200

will@sternir.com

Doug Morris

Investor Relations

Bio-Path Holdings, Inc.

832-742-1369